Exhibit 10.4

270 Brannan Street
San Francisco, CA 94107

SPLUNK INC.

2022 INDUCEMENT PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Splunk Inc. 2022 Inducement Plan (as amended from time to time, the “Plan”) will have the same defined meanings in this Global Restricted Stock Unit Award Agreement, including Exhibit A hereto, and the Addendum hereto that includes any applicable country-specific provisions (together, the “Award Agreement”).

I.NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

Address:

As an inducement material to entering into employment with the Company in accordance with Rule 5635(c)(4) of the corporate governance rules of the NASDAQ Stock Market, Participant has been granted the right to receive an Award of Restricted Stock Units (each, a “Restricted Stock Unit” and, collectively, the “Restricted Stock Units”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number
Date of Grant
Vesting Commencement Date
Number of Restricted Stock Units

Vesting Schedule:

The Restricted Stock Units will vest in accordance with the following schedule:

[INSERT VESTING SCHEDULE.]

Subject to any acceleration provisions contained in the Plan, this Award Agreement, in another compensatory plan or program maintained by the Company, or in a separate written agreement between the Company and the Participant, and in accordance with Section 5 of the Award Agreement, in the event Participant ceases to be a Service Provider for any or no reason before Participant vests in a Restricted Stock Unit pursuant to the vesting schedule set forth above, the Restricted Stock Unit and

Participant’s right to acquire any Shares thereunder will immediately terminate. Participant will be considered to be providing services and will continue to vest in the Restricted Stock Units while on an approved leave of absence.

By Participant’s signature and the signature of the representative of the Company below, or by Participant’s acceptance of the Award Agreement through the Company’s designated online acceptance procedures (which must be completed no later than 30 calendar days prior to the Date the Award of Restricted Stock Units is first scheduled to vest under this Award Agreement (such deadline for completion, the “Acceptance Deadline”)), Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant attached hereto as Exhibit A, and the Addendum, all of which are made a part of this document.

If Participant does not affirmatively accept this Award Agreement prior to the Acceptance Deadline, Participant will be deemed to have accepted the Award Agreement as of the Acceptance Deadline, unless, prior to the Acceptance Deadline, the Participant has provided notice to the Company at equity@splunk.com indicating Participant’s intent to decline this Award of Restricted Stock Units. If such notice is timely provided, the notice will be irrevocable and this Award of Restricted Stock Units will be immediately canceled and forfeited in its entirety at no cost to the Company. No benefits from the Restricted Stock Units nor any compensation or benefits in lieu of the Restricted Stock Units will be provided to Participant in this case. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

SPLUNK INC.

By

Title

PARTICIPANT

Name

Signature

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant. The Company hereby grants to the individual named in the Notice of Restricted Stock Unit Grant set forth above in Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which are incorporated herein by reference. Subject to Section 16, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on or following the date it vests. Unless and until a Restricted Stock Unit has vested in the manner set forth in Section 3, Participant will have no right to payment for the related Share. Prior to actual payment of a Share for a vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Shares covered by Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to the transferee described in Section 6) in whole Shares, subject to Participant satisfying any applicable Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date.

3. Vesting Schedule. Except as provided in Section 4, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Restricted Stock Unit Grant set forth above in Part I of this Award Agreement. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement unless Participant has been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.

Notwithstanding anything in the Plan or this Award Agreement or any other arrangement (whether entered into before, on or after the Date of Grant) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following such termination, then the payment of Shares related to such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of such termination, unless the Participant dies following such termination, in which case the Restricted Stock Units will be paid in Shares to the transferee described in Section 6 as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to support the exemption from the application thereof or, if applicable, to so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company reimburse Participant, or be otherwise responsible for, any taxes, interest, penalties, or other costs that may be imposed on Participant as a result of Section 409A.

5. Forfeiture upon Termination of Status as a Service Provider. Subject to the accelerated vesting provisions described in the Notice of Restricted Stock Unit Grant set forth above in Part I of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason, and Participant’s right to acquire any Shares thereunder, will immediately terminate upon such termination and be forfeited for no consideration.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased and the Administrator has permitted the designation of a beneficiary, be made to Participant’s designated beneficiary, or if no beneficiary designation has been permitted or made or no such designated beneficiary survives Participant, the administrator or executor of Participant’s estate (or legal representative for Participant outside the United States). Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence and information satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer (including tax reporting).

7. Withholding of Taxes. Participant acknowledges that, regardless of any action taken by the Company, or, if different, Participant’s employer (the “Employer”), the ultimate liability for Tax-Related Items is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of

Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s ability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations, if any, with regard to all Tax-Related Items by one or a combination of the following:

(a) withholding from Participant’s wages or other cash compensation payable to Participant by the Company, the Employer, or any Parent or Subsidiary of the Company; or

(b) withholding from proceeds of the sale of Shares acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or

(c) withholding Shares from Shares to be issued upon settlement of the Restricted Stock Units, provided, however, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Administrator shall establish the method of withholding from alternatives (a)-(c) herein and, if the Administrator does not exercise discretion prior to the Tax-Related Items withholding event, then Participant shall be entitled to elect the method of withholding from the alternatives above.

The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Common Stock, or if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of Shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer, as applicable, may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant's participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS OTHERWISE PROVIDED UNDER APPLICABLE LAW IS AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Address for Notices. Except as otherwise specifically stated in this Award Agreement, any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Splunk Inc., at 270 Brannan Street, San Francisco, California, United States 94107, or at such other address as the Company may hereafter designate in writing.

12. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated, in each case by Participant or the transferee pursuant to Section 6, in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt by Participant or transferee pursuant to Section 6 to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock.

(a) If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. or non-U.S. state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of Shares to Participant (or to the transferee described in Section 6), such issuance will not occur unless and until such listing, registration, qualification, consent or approval has been effected and obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. or non-U.S. state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

(b) Participant’s sale of Shares may be subject to any closed trading windows that may be imposed by the Company and must comply with the Company’s insider trading policies (as may be amended from time to time by the Company in its sole discretion) and any other applicable securities laws. The Company’s insider trading policy applies to all Service Providers. The Company’s insider trading policy prohibits a Participant and others from buying or selling Shares when such Participant has “inside information.” “Inside information” is material information about the Company that is not yet public but that a reasonable investor would consider important in deciding whether to buy or sell Shares. Trading while in possession of material non-public information is not only a violation of the Company’s policy but also of securities laws. Penalties for such violations can be severe. Please review the Company’s insider trading policy before making any trades. A copy of the Company’s insider trading policy is available on the Company’s intranet site, or Participant may request a copy from the Legal Department (legal@splunk.com) or the Company’s Stock Administrator

(equity@splunk.com) and may be amended from time to time by the Company in its sole discretion.

15. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

16. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19. Agreement Severable. In the event that any provision in this Award Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

20. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units.

21. Governing Law and Venue. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

22. Addendum. Notwithstanding any provisions in this Award Agreement, the Award of Restricted Stock Units shall be subject to any additional terms and conditions set forth in any Addendum to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Award Agreement.

23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other person.

ADDENDUM TO THE
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE SPLUNK INC.
2022 INDUCEMENT PLAN

Terms and Conditions

This Addendum includes additional terms and conditions that govern the Restricted Stock Units granted to Participant under the Splunk Inc. (the “Company”) 2022 Inducement Plan (as amended from time to time, the “Plan”) if Participant works and/or resides in one of the countries listed below. Capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Global Restricted Stock Unit Award Agreement to which this Addendum is attached (the “Award Agreement”). For the avoidance of doubt, this Addendum constitutes a part of the Award Agreement.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employment and/or residency after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

Notifications

This Addendum also includes information regarding certain issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2022. Such laws are often complex and change frequently. As a result, Participant should not rely on the information in this Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that the Restricted Stock Units vest, or Participant sells the Shares acquired upon vesting of the Restricted Stock Units under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers employment and/or residency after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not be applicable in the same manner.

General Terms and Conditions

1. Nature of Grant. By accepting the Award of Restricted Stock Units, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the Award of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;

(d) the Award of Restricted Stock Units and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer, the Parent or any Subsidiary of the Company;

(e) Participant is voluntarily participating in the Plan;

(f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company;

(j) for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer employed by or providing services to the Company or the Employer (regardless of the reason for such termination and whether or not later to be found invalid or in breach of Applicable

Laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date. The Administrator shall have the exclusive discretion to determine when Participant is no longer employed by or providing services for purposes of the Restricted Stock Units. Notwithstanding the foregoing, Participant will be deemed to be a Service Provider during any contractual notice period (e.g., Participant’s period of service would be included during any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any);

(k) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(l) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from Participant ceasing to be a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); and

(m) Participant acknowledges and agrees that neither the Company, the Employer, the Parent nor any Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

2. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data, by which we mean information that would allow us to determine Participant’s identity (“Personal Data”), as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands and agrees that the Company and the Employer may process certain Personal Data about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor. The Company and Employer may collect and process Participant’s Personal Data for the exclusive purpose of implementing, administering and managing the Plan (“Purpose”).

Participant understands and agrees that Personal Data will be transferred to and processed by certain service providers selected by the Company (“Recipients”), to assist with the Purpose. Participant understands that the Recipients may be located in the United States or other foreign jurisdictions, and that the Recipients’ country may have different data privacy laws and protections than Participant’s country. The Company has entered into appropriate contractual agreements with such Recipients. Participant authorizes the Company and the Recipients to collect, process and transfer the Personal Data for the Purpose. Participant understands that Personal Data will be held only as long as is necessary to complete the Purpose or for so long as needed to comply with any legal or document retention obligations.

Participant may have a legal right under Applicable Law (such as the European Union’s General Data Protection Regulation) to access Personal Data, which may include rights to review, correct, delete or update Personal Data. To inquire about such rights please contact in writing Participant’s local human resources representative.

Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant revokes consent, the Company cannot grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan, however, Participant’s employment status or service and career with the Employer will not be adversely affected.

Upon request by the Company or the Employer, Participant agrees to execute any additional agreements or consents as necessary to comply with applicable data protection laws, as may be amended from time to time. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.

3. Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. Furthermore, if Participant received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

4. Insider Trading/Market Abuse Laws. Participant should be aware that his or her country of residence may have insider trading and/or market abuse laws which may affect Participant’s ability to acquire or sell Shares under the Plan during such times that Participant is considered to have “inside information” (as defined in the laws in Participant’s country). These laws may be different from any rules imposed under the

Company’s insider trading policy. Participant acknowledges that it is his or her responsibility to be informed of and compliant with such laws, and Participant should speak to his or her personal advisor on this matter.

5. Foreign Asset/Account, Exchange Control and Tax Reporting and Other Requirements. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the Restricted Stock Units, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that he or she should consult Participant’s personal tax and legal advisors, as applicable, on these matters.
______________________________________________________________________

AUSTRALIA

Notifications

Australia Offer Document. The offer of the Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, Australia Securities and Investment Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the Offer of Restricted Stock Units to Australian Resident Employees, which is attached to this Agreement as Appendix A.

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Restricted Stock Units granted under the Plan, such that the Restricted Stock Units are intended to be subject to deferred taxation.

AUSTRIA

Notifications

Exchange Control Information. If Participant holds Shares obtained through the Plan or otherwise outside of Austria, Participant may be required to submit periodic reports to the Austrian National Bank on a quarterly basis if the value of the Shares as of any given quarter meets or exceeds €5,000,000. If applicable, the deadline for filing the quarterly report is the fifteenth of the month following the end of the quarter.

When Shares are sold or cash dividends are paid on the Shares, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all Participant’s accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be monthly, as of the last day of the month, on or before the fifteenth day of the following month.

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. Belgian residents are required to report any security or bank account (including brokerage accounts) they maintain outside of Belgium on their annual tax return. In a separate report, they must provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.

Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a financial intermediary, such as a bank or broker. If the transaction is conducted through a Belgian financial intermediary, it may withhold the stock exchange tax, but if the transaction is conducted through a non-Belgian financial intermediary, the Belgian resident may need to report and pay the stock exchange tax directly. The stock exchange tax likely will apply when Shares acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.

Annual Securities Account Tax Information. A “securities accounts tax” imposes a 0.15% annual tax on the value of qualifying securities held in a Belgian or foreign securities account. The tax will not apply unless the total value of securities Participant holds in such an account exceeds an average of €1,000,000 million on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations may apply, depending on whether the securities account is held with a Belgian or foreign financial institution. Participant should consult their personal tax advisor for more information regarding their annual securities accounts tax payment obligations.

BRAZIL

Terms and Conditions

Labor Law Acknowledgements. This provision supplements Section 1 of the General Terms and Conditions set forth above:

By accepting the Restricted Stock Units, Participant acknowledges and agrees that (i) Participant is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to Participant.

Compliance with Law. By accepting the Restricted Stock Units, Participant acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units, the sale of Shares acquired under the Plan and the receipt of any dividends.

Notifications

Foreign Asset/Account Reporting Information. Brazilian residents and persons domiciled in Brazil are required to submit a declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$1,000,000. Assets and rights that must be reported include Shares acquired under the Plan. The US$1,000,000 threshold is subject to change annually.

Tax on Financial Transactions. If Participant repatriates the proceeds from the sale of Shares and receipt of any cash dividends and converts the funds into local currency, Participant may be subject to the Tax on Financial Transactions. Participant should consult with his or her personal tax advisor for additional details.

CANADA

Terms and Conditions

Form of Settlement. Notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.

The following terms and conditions apply if Participant is in Quebec:

Data Privacy. This provision supplements the Data Privacy provision in the General Terms and Conditions set forth above:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, the Employer, and/or any Parent or Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and any Parent or Subsidiary to record such information and to keep such information in Participant’s employee file. Participant acknowledges and agrees that Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, Participant also acknowledges and authorizes the Company, the Employer and the Recipients to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

French Language Acknowledgment. This provision supplements Section 3 of the General Terms and Conditions set forth above:

The parties acknowledge that it is their express wish that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or directly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Notifications

Securities Law Information. Participant may not be permitted to sell within Canada the Shares acquired under the Plan. Participant may only be permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Market.

Foreign Asset/Account Reporting Information. Foreign specified property including Shares, Restricted Stock Units, and other rights to receive shares (e.g., stock options) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of his or her foreign specified property exceeds C$100,000 at any time during the year. Thus, the Restricted Stock Units must be reported, generally at nil cost, if the C$100,000 cost threshold is exceeded because Participant holds other foreign specified property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. Participant should consult with a personal advisor to ensure that Participant complies with the applicable requirements.

CHINA

Terms and Conditions

Exchange Control Requirements. The following provision applies if Participant is subject to exchange control regulations in the People’s Republic of China (“PRC” or “China”), as determined by the Company in its sole discretion:

Participant understands and agrees that the vesting and issuance of Shares in respect of the Restricted Stock Units is conditioned on the Company’s obtaining and maintaining a valid registration of the Plan with the PRC State Administration of Foreign Exchange (“SAFE”). In the event the Restricted Stock Units are scheduled to vest when there is no valid SAFE registration, the vesting will be deferred until a valid SAFE registration has been obtained and Participant will receive a vesting credit for any portion of the Award that would have vested prior to obtaining such registration. In the event Participant ceases to be a Service Provider when there is no valid registration, the Restricted Stock Units may be forfeited.

Further, due to exchange control laws in the PRC, Shares acquired at vesting of Restricted Stock Units must be maintained in the brokerage account of E*TRADE Financial Corporate Services, Inc. and/or its affiliates (“E*TRADE”) (or any successor broker designated by the Company) until the Shares are sold. When the Shares are sold, all proceeds must be repatriated to the PRC and held in a special exchange control account maintained by the Company, the Employer or one of the Company’s Subsidiaries in the PRC. To the extent that Participant holds any Shares on the date that is five (5) months after the date of Participant’s termination as a Service Provider, Participant authorizes E*TRADE (or any successor broker designated by the Company) to sell such Shares on Participant’s behalf at that time or as soon as is administratively practical thereafter.

Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to immediately repatriate to China any funds resulting from the Restricted Stock Units (e.g., the sales proceeds from sale of Shares). Participant further understands that, under Chinese exchange control restrictions, repatriation of such funds will need to be effectuated through a special exchange control account established by the Company (or any Parent or Subsidiary) or the Employer, and Participant hereby consents and agrees that any such funds will be transferred to such special account prior to being delivered to Participant. Further, Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting such funds.

The Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or other funds related to the Shares are paid, and the time the sale proceeds are distributed through any such special exchange account. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

CZECH REPUBLIC

Notifications

Exchange Control Information. Czech residents may be required to fulfill certain notification duties in relation to the Restricted Stock Units and the opening and maintenance of a foreign account. Such notification will be required if the aggregate value of Participant’s foreign direct investments is CZK 2,500,000 or more, Participant has CZK 200,000,000 or more of foreign financial assets, or Participant is specifically requested to do so by the Czech National Bank. However, because exchange control regulations may change without notice, Participant should consult Participant’s personal legal advisor prior to the settlement of the Restricted Stock Units to ensure compliance with current regulations. It is Participant’s responsibility to comply with applicable Czech exchange control laws.

DENMARK

Terms and Conditions

Danish Stock Option Act. By accepting the Restricted Stock Units, Participant acknowledges that Participant has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act, as amended effective January 1, 2019.

Notifications

Foreign Asset/Account Reporting Information. If Participant establishes an account holding Shares or an account holding cash outside Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.

ESTONIA

Terms and Conditions

Fringe Benefit Tax. By accepting the Restricted Stock Units, Participant shall be deemed to acknowledge that he or she has carefully read and understands and agrees with the Award Agreement and the Plan, including without limitation the Company’s Obligation to Pay; Withholding of Taxes and the Nature of Grant sections of the Award Agreement. Further, Participant agrees that none of the terms and/or conditions of the Award Agreement or the Plan are imbalanced or harmful to him or her, and unconditionally and irrevocably waives any rights to amend or dispute the validity of any of the terms and/or conditions of the Award Agreement or the Plan, or to request any court to do the same, on the basis of any law or regulation of Estonia or any other jurisdiction.

By accepting the Restricted Stock Units, Participant agrees and consents to a reduction in the number of Shares otherwise issuable to him or her upon vesting of the Restricted Stock Units in an amount determined by the Company to be appropriate to offset the additional tax cost to the Company or the Employer resulting from the imposition of the employer fringe benefit tax on the Restricted Stock Units. Participant further agrees to any other reasonable method adopted by the Company to recoup from the Restricted Stock Units this additional tax cost. Participant agrees to execute any other consents, elections or other documents to accomplish the foregoing, promptly upon request by the Company.

Language Consent. Võttes vastu piiratud aktsiaühikute (Restricted Stock Units) pakkumise, kinnitab Osaleja, et ta on ingliskeelsena esitatud pakkumisega seotud dokumendid (Optsioonilepingu ja Plaani) läbi lugenud ja nendest aru saanud ning et ta ei vaja nende tõlkimist eesti keelde. Sellest tulenevalt Osaleja nõustub viidatud dokumentide tingimustega.

By accepting the grant of the Restricted Stock Units, Participant confirms having read and understood the documents related to the grant (the Award Agreement and the Plan), which were provided in the English language, and that he or she does not need the translation thereof into the Estonian language. Participant accepts the terms of those documents accordingly.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Award Not Tax-Qualified. The Restricted Stock Units are not intended to be French tax-qualified.

Language Consent. By accepting the grant, Participant confirms having read and understood the Plan and Award Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. French residents holding cash or securities (including Shares acquired under the Plan) outside France must declare such accounts to the French Tax Authorities when filing their annual tax returns.

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. The online filing portal can be accessed at www.bundesbank.de. Participant understands that if he or she makes or receives a payment in excess of this amount, Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements.

Foreign Asset/Account Reporting Information. If the acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, Participant will need to report the acquisition when Participant files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds €150,000 and Participant owns 1% or more of the Company; or (ii) in the unlikely event Participant holds Shares exceeding 10% of the total common stock.

HONG KONG

Terms and Conditions

Form of Settlement. Notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.

Securities Law Compliance. Shares received at vesting are accepted as a personal investment. To facilitate compliance with securities laws in Hong Kong, Participant agrees not to sell the Shares issued upon vesting of the Restricted Stock Units within six (6) months from the Date of Grant.

Notifications

Securities Law Information. WARNING: THE CONTENTS OF THIS DOCUMENT HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. PARTICIPANT SHOULD EXERCISE CAUTION IN RELATION TO THE OFFER. IF PARTICIPANT IS IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THE AWARD AGREEMENT, INCLUDING THIS ADDENDUM OR THE PLAN, PARTICIPANT SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE. THE RESTRICTED STOCK UNITS AND SHARES ACQUIRED UNDER THE PLAN DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER HONG KONG LAW AND ARE AVAILABLE ONLY TO EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARIES. THE AWARD AGREEMENT, INCLUDING THIS ADDENDUM, THE PLAN AND OTHER INCIDENTAL COMMUNICATION MATERIALS HAVE NOT BEEN PREPARED IN ACCORDANCE WITH AND ARE NOT INTENDED TO CONSTITUTE A “PROSPECTUS” FOR A PUBLIC OFFERING OF SECURITIES UNDER THE APPLICABLE SECURITIES LEGISLATION IN HONG KONG. THE RESTRICTED STOCK UNITS AND ANY RELATED DOCUMENTATION ARE INTENDED ONLY FOR THE PERSONAL USE OF EACH ELIGIBLE EMPLOYEE OF

THE COMPANY OR ONE OF ITS SUBSIDIARIES AND MAY NOT BE DISTRIBUTED TO ANY OTHER PERSON.

INDIA

Notifications

Exchange Control Information. Participants resident in India must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends to India and convert the proceeds into local currency within a reasonable time after receipt (e.g., 90 days from the sale of Shares, or such other period of time as may be required under applicable regulations). Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and foreign financial assets (including Shares held outside India) in their annual tax return. It is Participant’s responsibility to comply with this reporting obligation and Participant should confer with Participant’s personal tax advisor in this regard.

IRELAND

Notifications

Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Subsidiary must notify the Irish Subsidiary in writing when receiving or disposing of an interest in the Company (e.g., Restricted Stock Units granted under the Plan, Shares, etc.), or when becoming aware of the event giving rise to the notification requirement or when becoming a director or secretary if such an interest exists at the time, but only to the extent such individuals own 1% or more of the total common stock. If applicable, this notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).

ISRAEL

Terms and Conditions

Trust Arrangement. Participant hereby understands and agrees that the Restricted Stock Units are offered subject to and in accordance with the terms of the Plan, the Israeli Sub-Plan, the Trust Agreement between the trustee appointed by the Company or its Subsidiary in Israel (the “Trustee”), and the Award Agreement. In the event of any inconsistencies between the Israeli Sub-Plan, the Agreement and/or the Plan, the Israeli

Sub-Plan will govern the Restricted Stock Units granted to Participants in Israel. Capitalized terms used but not defined in this Israel section of the Addendum shall have the meanings ascribed to them in the Israeli Sub-Plan.
Nature of Grant. The following provision supplements Section 1 (“Nature of Grant”) of the General Terms and Conditions set forth above:

The grant of the Restricted Stock Units is intended to be a 102 Capital Gains Track Grant that qualifies for capital gains tax treatment in accordance with the provisions of Sections 102(b)(2) and 102(b)(3) of the ITO. Notwithstanding the foregoing, by accepting the grant of the Restricted Stock Units, Participant acknowledges that the Company cannot guarantee or represent that the tax treatment under Sections 102(b)(2) and 102(b)(3) of the ITO will apply to the Restricted Stock Units.

By accepting the grant of the Restricted Stock Units, Participant: (a) acknowledges receipt of and represents that Participant has read and is familiar with the Plan, the Israeli Sub-Plan, and the Award Agreement; (b) accepts the grant of the Restricted Stock Units subject to all of the terms and conditions of this Award Agreement, the Plan, and the Israeli Sub-Plan; and (c) agrees that the grant of the Restricted Stock Units and any Shares subject to the Restricted Stock Units will be issued to and deposited with the Trustee and shall be held in trust for Participant’s benefit as required by the 102 Capital Gains Track and any approval by the Israeli Tax Authority (“ITA”) pursuant to the terms of the 102 Capital Gains Track and the Trust Agreement. Furthermore, by accepting the grant of the Restricted Stock Units, Participant confirms that Participant is familiar with the terms and provisions of Section 102 of the ITO, particularly the capital gains track described in subsection (b)(2) and (b)(3) thereof, and agrees that Participant will not require the Trustee to release the Restricted Stock Units or Shares to Participant, or to sell the Restricted Stock Units or Shares to a third party, during the Required Holding Period in Israel, unless permitted to do so by the ITO and the 102 Capital Gains Track.

Withholding of Taxes. The following provision supplements Section 7 (“Withholding of Taxes”) of the Award Agreement:

Participant agrees that Participant shall not be liable for the Employer’s component of payments to the National Insurance Institute unless and to the extent such payments by the Employer are a result of Participant’s election to sell the Shares before the end of the Required Holding Period (if allowed by the ITO and the 102 Capital Gains Track).

If the Restricted Stock Units are settled during the Required Holding Period, the Shares issued upon settlement of such Restricted Stock Units shall be issued to and deposited with the Trustee for Participant’s benefit and shall be held in trust as required by the ITO, the 102 Capital Gains Track, and any approval by the ITA. In the event that such settlement occurs after the end of the Required Holding Period, the Shares issued upon the settlement of the Restricted Stock Units shall either: (i) be issued to and deposited with the Trustee; or (ii) be transferred to Participant directly upon Participant’s request, provided that Participant first complies with Participant’s obligations with respect to

Tax-Related Items. In the event that Participant elects to have the Shares transferred to Participant without selling such Shares, Participant shall become liable to pay Tax-Related Items immediately in accordance with the provisions of the ITO and Section 7 of the Award Agreement, as supplemented by this Addendum.

Notifications

Securities Law Notification. This offer of Restricted Stock Units does not constitute a public offering under the Securities Law, 1968.

ITALY

Terms and Conditions

Plan Document Acknowledgement. By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Award Agreement, including this Addendum, in their entirety, and fully understands and accepts all provisions of the Plan, the Award Agreement, and this Addendum.

Participant further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Award Agreement: Section 2: Company’s Obligation to Pay; Section 3: Vesting Schedule; Section 12: Grant is Not Transferable; Section 14: Additional Conditions to Issuance of Stock; Section 16: Administrator Authority; Section 22: Addendum; Section 1 of the General Terms and Conditions set forth above: Nature of Grant; and Section 2 of the General Terms and Conditions set forth above: Data Privacy.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. The value of any Shares (and certain other foreign assets) an Italian resident holds outside Italy may be subject to a foreign financial assets tax. The taxable amount is equal to the fair market value of the Shares on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days the Shares were held over the calendar year). The value of financial assets held abroad must be reported in Form RM of the annual tax return. Participant should consult his or her personal tax advisor for additional information about the foreign financial assets tax.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. Japanese residents are required to report details of any assets held outside Japan as of December 31, including Shares, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. Participant is responsible for complying with this reporting obligation and should consult with his or her personal tax advisor in this regard.

KOREA

Notifications

Foreign Asset/Account Reporting Information. Korean residents must declare to the Korean tax authority all financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) they hold in foreign countries. A report must be filed with the Korean tax authority if the monthly balance of such accounts exceeds a certain threshold (currently KRW 500 million, or an equivalent amount in foreign currency) on any month-end date during the calendar year. Participant should consult with his or her personal tax advisor to determine how to value Participant’s foreign accounts for purposes of this reporting requirement and whether Participant is required to file a report with respect to such accounts.

MALAYSIA

Terms and Conditions

Data Privacy. This provision replaces the Data Privacy provision in the General Terms and Conditions set forth above:

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The source of the Data is the Employer as well as information Participant is providing to the Company and the Employer in connection with the RSUs. Participant understands that Data may be transferred to E*TRADE Financial Corporate Services, Inc. and any of its affiliated companies (“E*TRADE”), or such other stock plan service provide as may be selected by the Company in the future, which are assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon settlement of the RSUs. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of a refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her stock plan administrator at Stock Administration, Splunk Inc., at 270 Brannan Street, San Francisco, California, United States 94107.
Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam dokumen ini, oleh dan di antara, sebagaimana yang berkenaan, Majikan, Syarikat, dan mana-mana anak Syarikatnya bagi tujuan ekslusif untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan. Peserta memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Unit Saham Terbatas atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan (“Data”). Sumber Data adalah daripada Majikan dan juga daripada maklumat yang dibekalkan oleh Peserta kepada Syarikat dan Majikan berkenaan dengan Unit Saham Terbatas. Peserta memahami bahawa Data akan dipindah kepada broker Pelan E*TRADE Financial Corporate Services, Inc. (“E*TRADE”), atau apa-apa pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu dalam pelaksanaan, pentadbiran dan pengurusan Pelan, bahawa penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, E*TRADE, dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan, termasuk apa-apa pemindahan Data yang diperlukan kepada broker atau pihak ketiga dengan siapa Peserta mungkin pilih untuk mendepositkan apa-apa Saham yang diperolehi di atas penyelesaian Unit Saham Terbatas. Peserta memahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Peserta memahami bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Peserta memahami bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa dia boleh menghubungi pentadbir pelan saham di Stock Administration, Splunk Inc., at 270 Brannan Street, San Francisco, California, United States 94107.

Director Notification Information. If Participant is a director of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act 2016. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., Restricted Stock Units or Shares) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

Plan Document Acknowledgement. This provision supplements Section 1 of the General Terms and Conditions set forth above:

By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement, including this Addendum, which he or she has reviewed. Participant further acknowledges that he or she accepts all the provisions of the Plan and the Award Agreement, including this Addendum. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” Section of this Addendum, which clearly provide as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis; and

(3) Participant’s participation in the Plan is voluntary.

Labor Law Acknowledgement and Policy Statement. By accepting the Restricted Stock Units, Participant acknowledges that Splunk Inc., with registered offices at 270 Brannan Street, San Francisco, California 94107 U.S.A., is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of the Restricted Stock Units and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the Employer, and do not form part of the employment conditions and/or benefits provided by the Company or any Parent or Subsidiary, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.

Términos y Condiciones

Documento de Reconocimiento del Plan. Esta disposición suplementa la Sección 8 del Contrato:

Al aceptar las Unidades de Acción Restringida, el Participante reconoce que ha recibido una copia del Plan y del Contrato, incluyendo este Anexo, que ha sido revisado por el Participante. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Contrato, incluyendo este Anexo. El Participante también reconoce que ha leído y específica y expresamente aprueba los términos y condiciones establecidos en la Sección de este Anexo intitulada “Naturaleza del Otorgamiento,” que claramente establece lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por la Compañía de manera totalmente discrecional; y

(3) La participación del Participante en el Plan es voluntaria.

Reconocimiento de Ley Laboral y Declaración de Política. Al aceptar las Unidades de Acción Restringida, el Participante reconoce que Splunk Inc., con oficinas registradas en 270 Brannan Street, San Francisco, California 94107, EE.UU., es únicamente responsable por la administración del Plan. Además, el Participante reconoce que su participación en el Plan, el otorgamiento de las Unidades de Acción Restringida y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación laboral entre el Participante y la Compañía, ya que el Participante está participando en el Plan sobre una base exclusivamente comercial. Con base en lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que le deriven de la participación en el Plan no establecen derecho alguno entre el Participante y el Patrón y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por la Compañía o cualquier Matriz o Subsidiaria de la

Compañía, y cualquier modificación del Plan o su terminación no constituirá un cambio o deterioro de los términos y condiciones de empleo del Participante.

Además, el Participante entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar la participación del Participante en el Plan en cualquier momento, sin responsabilidad alguna para con el Participante.

Finalmente, el Participante en este acto manifiesta que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de la Compañía por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, en consecuencia, otorga un amplio y total finiquito a la Compañía, sus Subsidiarias, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier demanda o reclamación que pudiera surgir.

Notifications

Securities Law Information. The Restricted Stock Units granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, Award Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to Participant because of Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather a private placement of securities addressed specifically to certain Service Providers and are made in accordance with the provisions of the Mexican Securities Market Law. Any rights under such offering shall not be assigned or transferred.

THE NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Securities Law Information. Participant is being offered Restricted Stock Units which, if vested, will entitle Participant to acquire Shares in accordance with the terms of the Award Agreement and the Plan. The Shares, if issued, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors and holders of preference shares (if any) have been paid. Participant may lose some or all of Participant’s investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment. Participant is advised to ask questions, read all documents carefully, and seek independent financial advice before committing.

The Shares are quoted on the Nasdaq Market. This means that if Participant acquires Shares under the Plan, Participant may be able to sell the Shares on the Nasdaq Market if there are interested buyers. Participant may get less than Participant invested. The price will depend on the demand for the Shares.

For information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investors.splunk.com/.

NORWAY

There are no country-specific provisions.

POLAND

Notifications

Foreign Asset/Account Reporting Information. Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland.

Exchange Control Information. If Participant transfers funds in excess of €15,000 (or PLN 15,000 if the transfer of funds is connected with the business activity of an entrepreneur) into Poland, the funds must be transferred via a bank account in Poland. Participant is required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.

SINGAPORE

Terms and Conditions

Form of Settlement. Notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.

Restriction on Sale and Transferability. Participant hereby agrees that any Shares acquired pursuant to the Restricted Stock Units will not be offered for sale in Singapore prior to the six-month (6-month) anniversary of the Date of Grant, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”), or pursuant to the conditions of any other applicable provision of the SFA.

Notifications

Securities Law Information. The Restricted Stock Unit Award is being granted to Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made with a view to the Restricted Stock Units or the Shares acquired under the Plan being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. If Participant is a director, associate director or shadow director of a Singaporean Subsidiary or Parent, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary or Parent in writing when Participant receives an interest (e.g., Restricted Stock Units, Shares) in the Company or a Subsidiary or Parent. In addition, Participant must notify the Singaporean Subsidiary or Parent when he or she sells any Shares (including when Participant sells the Shares acquired under the Plan). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any Subsidiary or Parent. In addition, a notification must be made of Participant’s interests in the Company or any Subsidiary or Parent within two (2) business days of becoming a director, associate director or shadow director of the Company. If Participant is the chief executive officer (“CEO”) of a Singapore Subsidiary or Parent and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary or Parent, the above notification requirements also may apply to Participant.

SOUTH AFRICA

Terms and Conditions

Withholding of Taxes. The following provision supplements Section 7 of the Award Agreement:

By accepting the Restricted Stock Units, Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the Restricted Stock Units. If Participant fails to advise the Employer of the gain realized upon vesting of the Restricted Stock Units, then he or she may be liable for a fine. Participant will be responsible for paying the difference between the actual tax liability and the amount withheld by the Company or the Employer.

Notifications

Securities Law Information. The documents listed below are available for Participant’s review on the Company’s website at http://investors.splunk.com/ and the Company’s intranet:

1. The Company’s most recent annual financial statements; and

2. The Company’s most recent Plan prospectus.

A copy of the above documents will be sent to Participant free of charge on written request to Stock Administration, Splunk Inc., at 270 Brannan Street, San Francisco, California, United States 94107.

Participant should carefully read the materials provided before making a decision whether to participate in the Plan. In addition, Participant should contact his or her tax advisor for specific information concerning Participant’s personal tax situation with regard to Plan participation.

Exchange Control Information. Participant is responsible for ensuring compliance with any applicable exchange control laws and regulations in South Africa. Because no remittance of funds out of South Africa is required in connection with the Restricted Stock Units, no exchange control requirements should apply when Shares are issued upon vesting of the Restricted Stock Units. However, because exchange control regulations change frequently and without notice, Participant should consult with his or her personal legal advisor prior to the acquisition or sale of Shares to ensure compliance with current regulations.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Section 1 of the General Terms and Conditions set forth above:

By accepting the Restricted Stock Units, Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan. Participant understands that the Company has unilaterally, gratuitously, and discretionarily decided to offer Restricted Stock Units to individuals who may be Service Providers throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant of options will not economically or otherwise bind the Company or any Parent or Subsidiary presently or in the future, other than as expressly set forth in this Award Agreement. Consequently, Participant understands that any grant of Restricted Stock Units is made on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever. Further, Participant understands and freely accepts that the Company does not guarantee that any benefit whatsoever shall arise from the Restricted Stock Units, which are gratuitous and discretionary. Finally, Participant understands that the Company would not be making this grant of Restricted Stock Units but for the assumptions and conditions referred to above; thus, Participant expressly acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of Restricted Stock Units shall be null and void and the Plan shall not have any effect whatsoever.

Participant understands and agrees that, as a condition of Participant’s participation in the Plan, the termination of Participant’s employment for any reason will automatically result in the cancellation of any Restricted Stock Units granted to Participant under the Plan. In particular, Participant understands and agrees that, unless otherwise expressly provided for by the Administrator, Participant will not be permitted to continue to participate in the Plan or to vest in Restricted Stock Units under the Plan if Participant terminates employment by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Notifications

Securities Law Information. The Restricted Stock Units described in the Award Agreement do not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Award Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Foreign Asset/Account Reporting. Participant is required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior year or the balances in such accounts as of December 31 of the prior year exceed €1,000,000.

In addition, to the extent Participant holds Shares or has bank accounts outside of Spain with a value in excess of €50,000 (for each type of asset) as of December 31, Participant will be required to report information on such assets on Participant’s tax return for such year. After such rights or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported rights or assets increases by more than €20,000 as of each subsequent December 31 or Participant sells or otherwise disposes of previously reported rights or assets.

Share Reporting Requirement. The acquisition of Shares must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for Shares owned as of December 31 of each year; however, if the value of the Shares acquired or the amount of the sale proceeds exceed €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable. Participant understands that Participant should consult with his or her personal advisor to determine any obligations in this respect.

Foreign Currency Payments. When receiving foreign currency payments exceeding €50,000 derived from the ownership of Shares (i.e., dividends or proceeds from the sale of the Shares), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant understands that Participant will need to provide the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

SWEDEN

Authorization to Withhold. The following provision supplements Section 7 of the Award Agreement:

Without limiting the Company’s or the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Award Agreement, in accepting the Restricted Stock Units, Participant authorizes the Company and/or the Employer to withhold or sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. The grant of Restricted Stock Units and the issuance of any Shares are not intended to be a public offering in or from Switzerland and are therefore not subject to registration in Switzerland. Neither this document nor any other materials relating to the grant of Restricted Stock Units (i) constitutes a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland other than to Service Providers, and (iii) has been or will be filed with, or approved or supervised any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

TAIWAN

Notifications

Securities Law Information. The offer of participation in the Plan is available only for Service Providers. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including funds to purchase or proceeds from the sale of Shares) into and out of Taiwan up to US$5 million per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, Taiwanese residents are required to submit a foreign exchange transaction form and may be required to provide supporting documentation to the satisfaction of the remitting bank. Participant is personally responsible for complying with exchange control restrictions in Taiwan.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. The Award Agreement, including this Addendum, the Plan, and other incidental communication materials are intended for distribution only to employees of the Company and its Subsidiaries for the purposes of an employee compensation or reward scheme. The regulatory authorities of the Dubai Internet Free Zone have no obligation to review or verify any documents in connection with the Restricted Stock Units. Further, the Shares that underlie the Restricted Stock Units may be illiquid and/or subject to restrictions on their resale. Participant should conduct his or her own due diligence, and if in any doubt about any of the contents of the Award Agreement, including this Addendum, and/or the Plan, Participant should obtain independent professional advice.

UNITED KINGDOM

Terms and Conditions

Form of Settlement. Notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.

Joint Election.
As a condition of participation in the Plan and the vesting of the Restricted Stock Units at a time when the Company’s Shares are considered readily convertible assets under U.K. law, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions and, to the extent permissible, the employer portion of the Health and Social Care levy (the “Employer NICs”) that may be payable by the Company, the Employer, a Parent or a Subsidiary in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items. Without prejudice to the foregoing, Participant agrees to execute the joint election with the Company attached hereto, or such other form of joint election as the Company may determine (the “Joint Election” or the “Election”) and any other required consent or election requested by the Company. The Participant agrees that entry into the Joint Election will come into effect immediately on the signature or acceptance of the Joint Election, if the Joint Election has been formally approved by HM Revenue and Customs (“HMRC”). If HMRC has not formally approved the Joint Election, the Participant irrevocably agrees that the Joint Election will become effective once the form of the Joint Election has been formally approved by HMRC. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company, the Employer or any Parent or Subsidiary. Participant further agrees that the Company, the Employer and any Parent or Subsidiary may collect the Employer NICs from Participant by any of the means set forth in Section 7 of the Award Agreement.

If Participant does not enter into a Joint Election prior to the vesting of the Restricted Stock Units, he or she will not be entitled to vest in the Restricted Stock Units unless and until he or she enters into a Joint Election, and no Shares will be issued to Participant under the Plan, without any liability to the Company, the Employer or any Parent or Subsidiary.

Withholding of Taxes. This provision supplements Section 7 of the Award Agreement:

Without limitation to Section 7 of the Award Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf. For the purposes of the Award Agreement, Tax-Related Items include (without limitation) employment income tax, employee National Insurance contributions and the employee portion of the Health and Social Care levy.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant understands that Participant may not be able to indemnify the Company for the amount of any income tax not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs as it may be considered to be a loan and therefore, it may constitute a benefit to Participant on which additional income tax and NICs may be payable. Participant understands that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from Participant by any of the means referred to in Section 7 of the Award Agreement.

ADDITIONAL WORDING TO INCLUDE IF ELECTION IS TO BE ENTERED INTO ELECTRONICALLY:

Onscreen disclaimer

Important Note on the Election to Transfer Employer NICs

Clicking on the “ACCEPT” box indicates your acceptance of the Election. You should read the "Important Note on the Election to Transfer Employer NICs" before accepting the Election.

As a condition of participation in the 2022 Inducement Plan and the vesting of your restricted stock units (“Awards”), you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your Awards.
By entering into the Election:

•you agree that any employer’s NICs liability that may arise in connection with your Awards will be transferred to you;

•you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your Awards; and

•you acknowledge that even if you have clicked on the "ACCEPT" box where indicated, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully before accepting the Election. Please print and keep a copy of the Election for your records.

ATTACHMENT TO U.K. APPENDIX

SPLUNK, INC.

2022 INDUCEMENT PLAN

Election To Transfer the Employer’s National Insurance Liability to the Employee

1.1 This Election is between:

(a) A. The individual who has obtained authorised access to this Election (the “Employee”), who is employed by a company listed in the attached Schedule (the “Employer”) and who is eligible to receive restricted stock units (“Awards”) pursuant to the 2022 Inducement Plan (the “Plan”), and

(b) B. Splunk, Inc., with its registered office at 270 Brannan Street, San Francisco, California 94107, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1. Introduction

1.1 This Election relates to all Awards granted to the Employee under the Plan on or after April 1, 2022 up to the termination date of the Plan.

1.2 In this Election the following words and phrases have the following meanings:

(a) “Chargeable Event” means any event giving rise to Relevant Employment Income

(i)

(b) “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c) "Relevant Employment Income" from Awards on which employer's National Insurance Contributions become due means:

(i) an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii) an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii) any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A) the acquisition of securities pursuant to the Awards (within section 477(3)(a) of ITEPA);

(B) the assignment (if applicable) or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA);

(C) the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA).

(c) “SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.2 This Election relates to the employer’s secondary Class 1 National Insurance Contributions which may arise in respect of Relevant Employment Income (the “Employer’s Liability”) pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.3 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.4 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2. The Election

2.1 The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by electronically accepting or signing this Election or by accepting the Awards (including via electronic acceptance process), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3. Payment of the Employer’s Liability

3.1 The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii) directly from the Employee by payment in cash or cleared funds; and/or

(iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(iv) by any other means specified in the applicable Award Agreement.

3.2 The Company hereby reserves for itself and the Company the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received.

3.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically).

4. Duration of Election

4.1 The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2 Any reference to the Company and/or the Employer shall include that entity's successors in title and assigns as permitted in accordance with the terms of the Plan and relevant Award Agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies.

4.3 This Election will continue in effect until the earliest of the following:

4.4 (i) the Employee and the Company agree in writing that it should cease to have effect;

4.5 (ii) on the date the Company serves written notice on the Employee terminating its effect;

4.6 (iii) on the date HM Revenue & Customs withdraws approval of this Election; or

4.7 (iv) after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee

The Employee acknowledges that, by electronically accepting or signing this Election or by accepting the Awards (including via electronic acceptance process), the Employee agrees to be bound by the terms of this Election.

Acceptance by the Company

The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

[INSERT ELECTRONIC SIGNATURE SPLUNK SIGNATORY]

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Election may apply:

Splunk Services UK Limited

Registered Office:	2 New Bailey, 6 Stanley Street, Salford, Greater Manchester, United Kingdom, M3 5GS
Company Registration Number:	07621282
Corporation Tax Reference:	8283620516
PAYE Reference:	120/NA62939

APPENDIX A

OFFER DOCUMENT

SPLUNK INC. 2022 INDUCEMENT PLAN

OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

Investment in shares involves a degree of risk. Eligible employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of shares of common stock under the Plan as set out in this Offer Document and the Additional Documents.

The information contained in this Offer Document and the Additional Documents is general information only. It is not advice or information specific to your particular circumstances.

Employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice.

OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

SPLUNK INC. 2022 INDUCEMENT PLAN

We are pleased to provide you with this offer to participate in the Splunk Inc. 2022 Inducement Plan, as amended from time to time (the “Plan”). This Offer Document sets out information regarding the grant of restricted stock units (“Restricted Stock Units”) over shares of common stock (“Shares”) of Splunk Inc. (the “Company”) to Australian resident employees of the Company and its Australian Subsidiary.

The Company has adopted the Plan to enable the Company and its subsidiaries to (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide incentives to individuals who perform services for the Company, and (iii) promote the success of the Company’s business. The Plan seeks to achieve this purpose by providing for the grant of equity awards, including Restricted Stock Units. The Plan and this Offer Document are intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.

Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

1. OFFER

This is an Offer of Restricted Stock Units with respect to Shares.

2. TERMS OF GRANT

The terms of the grant of Restricted Stock Units incorporate the rules of the Plan, this Offer Document and the Restricted Stock Unit Award Agreement and its exhibits and addenda (the “Agreement”). By accepting a grant of Restricted Stock Units, you will be bound by the rules of the Plan, this Offer Document and the Agreement.

3. ADDITIONAL DOCUMENTS

In addition to the information set out in this Offer Document, attached are copies of the following documents:

(a) the Plan;

(b) the U.S. prospectus for the Plan (the “Plan Prospectus”); and

(c) the Agreement.

(collectively, the “Additional Documents”).

The Agreement sets out, among other details, the vesting conditions applicable to your Restricted Stock Units, information on the settlement of your Restricted Stock Units and the consequences of a change in the nature or status of your employment.

The other Additional Documents provide further information to assist you to make an informed investment decision in relation to your participation in the Plan. Neither the Plan nor the Plan Prospectus is a prospectus for the purposes of the Corporations Act.

4. RELIANCE ON STATEMENTS

You should not rely upon any oral statements made to you in relation to this offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.

5. WHO IS ELIGIBLE TO PARTICIPATE?

You are eligible to participate under the Plan if, at the time of the offer, you are an Australian resident employee of the Company or its Australian Subsidiary and otherwise meet any eligibility requirements established under the Plan.

6. ACCEPTING AN AWARD

The Agreement sets out additional terms and conditions of your Restricted Stock Units. You must accept your Restricted Stock Units in accordance with the procedures established by the Company.

7. WHAT ARE THE MATERIAL TERMS OF THE RESTRICTED STOCK UNITS?

(a) What are Restricted Stock Units?

Restricted Stock Units represent the right to receive Shares upon fulfilment of the vesting conditions set out in your Agreement. The Restricted Stock Units are considered “restricted” because they are subject to forfeiture and restrictions on transfer until they vest. The restrictions are set forth in your Agreement. When your Restricted Stock Units vest, you will be issued Shares at no monetary cost (other than applicable taxes) to you. Notwithstanding anything to the contrary in the Plan, the Agreement, or any related document, your Restricted Stock Units will be settled in Shares.

(b) Do I have to pay any money to receive the Restricted Stock Units?

No. You pay no monetary consideration to receive the Restricted Stock Units, nor do you pay anything to receive the Shares upon vesting.

(c) How many Shares will I receive upon vesting of my Restricted Stock Units?

The details of your Restricted Stock Units and the number of Shares subject to the award are set out in your Agreement.

(d) When do I become a stockholder?

You are not a stockholder merely as a result of holding Restricted Stock Units. The Restricted Stock Units will not entitle you to any shareholder rights, including the right to vote the Shares or receive dividends, notices of meetings, proxy statements and other materials provided to stockholders, until the restrictions lapse at vesting and the Restricted Stock Units are paid out in Shares. In this regard, you are not recorded as the owner of the Shares prior to vesting. You should refer to your Agreement for details of the consequences of a change in the nature of your employment.

(e) Can I transfer the Restricted Stock Units to someone else?

No. The Restricted Stock Units are generally non-transferable, unless otherwise provided in your Agreement; however, once Shares are issued upon vesting, the Shares will be freely tradeable (subject to the Company’s policies and applicable laws regarding insider trading). Please note that the disclosure obligations described in Section 10 below may apply.

(f) What happens if my employment with the Company or Australian Subsidiary terminates?

Generally, your right to any unvested Restricted Stock Units will terminate when you terminate employment with the Company or its subsidiaries.

8. WHAT IS A SHARE IN THE COMPANY

Common stock of a U.S. corporation is analogous to an ordinary share of an Australian corporation. Each holder of a Share is entitled to one vote for every Share held in the Company.

Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the board of directors of the Company.

The Shares are traded on the Nasdaq Global Select Market (“Nasdaq”) in the United States of America and are traded under the symbol “SPLK”.

Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

9. HOW CAN I OBTAIN UPDATED INDICATIVE EXAMPLES OF THE CURRENT MARKET PRICE IN AUSTRALIAN DOLLARS?

You may ascertain the current market price of the Shares as traded on the Nasdaq at http://www.nasdaq.com under the code “SPLK”. The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

10. WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS’ PARTICIPATION IN THE PLAN?

Australian residents should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of the Shares. For example, the price at which Shares are quoted on the Nasdaq may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results is included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q, available upon request. In addition, you should be aware that the Australian dollar value of the Shares you may acquire at vesting will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Please note that if you offer your Shares for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. Please obtain legal advice on your disclosure obligations prior to making any such offer.

11. PLAN MODIFICATION, TERMINATION ETC.

Except as provided in the Plan, the Board may amend, alter or terminate the Plan at any time. However, no amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

12. WHAT ARE THE AUSTRALIAN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

The following is a summary of the tax consequences as of February 2022 for an Australian resident employee who receives Restricted Stock Units under the Plan. You may also be subject to Medicare levy and surcharge.

The following taxation summary applies only to Restricted Stock Units granted on or after 1 July 2015. If you hold Restricted Stock Units granted before 1 July 2015, please consult with your personal tax advisor on the applicable tax treatment.

This summary is necessarily general in nature and does not purport to be tax advice in relation to an actual or potential recipient of Restricted Stock Units.

If you are a citizen or resident of another country for local tax law purposes or if you transfer employment to another country after the Restricted Stock Units are granted to you, the information contained in this summary may not be applicable to you. You should seek appropriate professional advice as to how the tax or other laws in Australia and in your country apply to your specific situation.

If you are awarded Restricted Stock Units under the Plan, you should not rely on this summary as anything other than a broad guide, and you should obtain independent taxation advice specific to your particular circumstances before making the decision to accept the Restricted Stock Units.

(a) What is the effect of the grant of the Restricted Stock Units?

The Australian tax legislation contains specific rules, in Division 83A of the Income Tax Assessment Act 1997, governing the taxation of shares and rights (called “ESS interests”) acquired by employees under employee share schemes. The Restricted Stock Units granted under the Plan should be regarded as a right to acquire shares and accordingly, an ESS interest for these purposes.

Your assessable income includes the ESS interest at grant, unless the ESS interest is subject to a “real risk of forfeiture,” in which case you will be subject to deferred taxation.

In the case of the Restricted Stock Units, the “real risk of forfeiture” test requires that:

(i) there must be a real risk that, under the conditions of the Plan, you will forfeit the Restricted Stock Units or lose them (other than by disposing of them or in connection with the vesting of the Restricted Stock Units); or

(ii) there must be a real risk that if your Restricted Stock Units vest, under the conditions of the Plan, you will forfeit the underlying Shares or lose them other than by disposing of them.

The terms of your Restricted Stock Unit award are set out in the Additional Documents. It is understood that your Restricted Stock Units will satisfy the real risk of forfeiture test and that you will be subject to deferred taxation (i.e., you generally should not be subject to tax when the Restricted Share Units are granted to you).

(b) When will you be taxed if your Restricted Stock Units are subject to a real risk of forfeiture?

You will be required to include an amount in your assessable income for the income year (i.e., the financial year ending 30 June) in which the earliest of the following events occurs in relation to the Restricted Stock Units (the “ESS deferred taxing point”).
Your ESS deferred taxing point will be the earliest of the following:

(i) when there are no longer any genuine restrictions on the vesting of the Restricted Stock Units and there is no real risk of you forfeiting your Restricted Stock Units;

(ii) when the Restricted Stock Units are settled and there is no genuine restriction on the disposal of the underlying Shares; and

(iii) your cessation of employment (but see Section 12(e) below)1.

Generally, this means that you will be subject to tax when your Restricted Stock Units vest. However, the ESS deferred taxing point for your Restricted Stock Units will be moved to the time you sell the underlying Shares if you sell the shares within 30 days of the original ESS deferred taxing point. In other words, you must report the income in the income year in which the sale occurs and not when the original ESS deferred taxing point occurs if you sell the underlying Shares in an arm’s length transaction within 30 days of that original ESS deferred taxing point.

In addition to income taxes, the assessable amount may also be subject to Medicare Levy and surcharge (if applicable).

(c) What is the amount to be included in your assessable income if an ESS deferred taxing point occurs?

The amount you must include in your assessable income in the income year (i.e., the financial year ending 30 June) in which the ESS deferred taxing point occurs in relation to your Restricted Stock Units (i.e., typically at vesting) will be the difference between the “market value” of the underlying Shares at the ESS deferred taxing point and the cost base of the Restricted Stock Units (which should be nil because you do not have to pay anything to acquire the Restricted Stock Units or the underlying Shares).

If, however, you sell the underlying Shares in an arm’s length transaction within 30 days of the original ESS deferred taxing point, the amount to be included in your assessable income in the income year in which the sale occurs will be equal to the difference between the sale proceeds and the cost base of the Restricted Stock Units (which, again, should be nil).

1 Pursuant to recent legislation adopted by Parliament and awaiting Royal assent, cessation of employment will no longer be an ESS deferred taxing point effective as of July 1, 2022.

(d) What is the market value of the Underlying Shares?

The “market value” of the Restricted Stock Units or the underlying Shares, as applicable, at the ESS deferred taxing point is determined according to the ordinary meaning of “market value” expressed in Australian currency. The Company will determine the market value in accordance with guidelines prepared by the Australian Taxation Office.

The Company has the obligation to provide you with certain information about your participation in the Plan at certain times, including after the end of the income year in which the ESS deferred taxing point occurs. This may assist you in determining the market value of your Restricted Stock Units or underlying Shares at the ESS deferred taxing point. However, this estimate may not be correct if you sell the Shares within 30 days of the vesting date, in which case it is your responsibility to report and pay the appropriate amount of tax based on the sales proceeds.

(e) What happens if I cease employment before my Restricted Stock Units vest?

If you cease employment with your employer prior to the vesting date of some or all of your Restricted Stock Units and the Restricted Stock Units do not vest upon termination of employment (i.e., they are forfeited), you may be treated as having never acquired the forfeited Restricted Stock Units in which case, no amount will be included in your assessable income.

(f) What tax consequences will arise when I sell my Shares?

If you sell the Shares acquired upon vesting of your Restricted Stock Units within 30 days of the original ESS deferred taxing point, your ESS deferred taxing point will be shifted to the date of sale for purposes of determining the amount of assessable income as described in Section 12(c) and you will not be subject to capital gains taxation.

If you sell the Shares acquired upon vesting of your Restricted Stock Units more than 30 days after the original ESS deferred taxing point, you will be subject to capital gains taxation to the extent that the sales proceeds exceed your cost basis in the Shares sold, assuming that the sale of Shares occurs in an arm’s-length transaction (as will generally be the case provided that the Shares are sold through the Nasdaq Stock Exchange). Your cost basis in the Shares will generally be equal to the market value of the Shares at the ESS deferred taxing point (which will generally be the vesting date) plus any incremental costs you incur in connection with the sale (e.g., brokers fees).

The amount of any capital gain you realize must be included in your assessable income for the year in which the Shares are sold. However, if you hold the Shares for at least one year prior to selling (excluding the dates you acquired and sold the Shares), you may be able to apply a discount to the amount of capital gain that you are required to include in your assessable income. If this discount is available, you may calculate the amount of capital gain to be included in your assessable income by first subtracting all available capital losses from your capital gains and then multiplying each capital gain by the discount percentage of 50%.
You are responsible for reporting any income you realize from the sale of Shares acquired upon vesting of Restricted Stock Units and paying any applicable taxes due on such income.

If your sales proceeds are lower than your cost basis in the Shares sold (assuming the sale occurred in an arm’s-length transaction), you will realize a capital loss. Capital losses may be used to offset capital gains realized in the current tax year or in any subsequent tax year, but may not be used to offset other types of income (e.g., salary or wage income).

(g) What are the taxation consequences if a dividend is paid on the Shares?

If you vest in the Restricted Stock Units and become a Company stockholder, you may be entitled to receive dividends on the Shares obtained from vesting in the Restricted Stock Units if the board of directors of the Company, in its discretion, declares a dividend. Any dividends paid on Shares will be subject to income tax in Australia in the tax year they are paid (even where such dividends are reinvested in Shares). The dividends are also subject to U.S. federal income tax withheld at source. You may be entitled to a foreign tax credit against your Australian income tax for the U.S. federal income tax withheld on any dividends.

(h) What are the tax withholding and reporting obligations associated with the Restricted Stock Units?

You will be responsible for reporting on your tax return and paying any tax liability in relation to the Restricted Stock Units and any Shares issued to you at vesting. It is also your responsibility to report and pay any tax liability on the sale of any Shares acquired under the Plan any dividends received.

Your employer will be required to withhold tax due on the Restricted Stock Units only if you have not provided your Tax File Number or Australian Business Number, as applicable, to your employer.

However, the Company or your employer will provide you (no later than 14 July after the end of the year) and the Commissioner of Taxation (no later than 14 August after the end of the year) with a statement containing certain information about your participation in the Plan in the income year in which the original ESS deferred taxing point occurs (typically the year of vesting). This statement will include an estimate of the market value of the underlying Shares at the taxing point. Please note, however, that, if you sell the Shares within 30 days of the ESS deferred taxing point, your taxing point will not be at the original ESS deferred taxing point, but will be the date of sale; as such, the amount reported by your employer may differ from your actual taxable amount (which would be based on the value of the Shares when sold, rather than at the ESS deferred taxing point). You will be responsible for determining this amount and calculating your tax accordingly.

13. WHAT ARE THE U.S. TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

Australian residents who are not U.S. citizens or tax residents should not be subject to U.S. tax by reason only of the award or vesting of the Restricted Stock Units and/or the sale of Shares, except with respect to dividends as described above. However, liability for U.S. tax may accrue if an Australian resident is otherwise subject to U.S. tax.

This is only an indication of the likely U.S. tax consequences for an Australian resident who is awarded Restricted Stock Units under the Plan. Each Australian resident should seek his or her own advice as to the U.S. tax consequences of the Plan.

* * * * *

We urge you to carefully review the information contained in this Offer Document and the Additional Documents.

SPLUNK INC.